                                                                       FORM 10-K
                                                                      EXHIBIT 23





                      CONSENTS OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in (1) the Registration Statement (Form S-8 No. 33-28354 dated April 26, 1989), pertaining to the Citizens Banking Corporation Amended and Restated Section 401(k) Plan; (2) the Registration Statement (Form S-8 No. 33-10007 dated November 26, 1986) pertaining to the Citizens Banking Corporation Stock Option Plan and the Citizens Banking Corporation First Amended Stock Option Plan; (3) the Registration Statement (Form S-8 No. 33-47686 dated May 5, 1992) pertaining to the Citizens Banking Corporation Second Amended Stock Option Plan; and (4) the Registration Statement (Form S-8 No. 33-61197 dated July 21, 1995) pertaining to the Citizens Banking Corporation Stock Option Plan for Directors in the related Prospectus of our report dated January 18, 1996, with respect to the consolidated financial statements of Citizens Banking Corporation included in the annual report (Form 10-K) for the year ended December 31, 1995.

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-28354 dated April 26, 1989) pertaining to the Citizens Banking Corporation Amended and Restated Section 401(k) Plan and in the related Prospectus of our report dated February 23, 1996, with respect to the financial statements and schedules of the Citizens Banking Corporation Amended and Restated Section 401(k) Plan included in the annual report (Form 10-K) for the year ended December 31, 1995.


Ernst & Young LLP


Detroit, Michigan
March 26, 1996



                                  95